Exhibit 1.1

EXECUTION VERSION

PARKER-HANNIFIN CORPORATION

$575,000,000 2.700% Senior Notes due 2024

$1,000,000,000 3.250% Senior Notes due 2029

$800,000,000 4.000% Senior Notes due 2049

UNDERWRITING AGREEMENT

June 5, 2019

Barclays Capital Inc.

J.P. Morgan Securities LLC

as Representatives of the several

Underwriters named herein

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Parker-Hannifin Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Barclays Capital Inc. (“Barclays”) and J.P. Morgan Securities LLC (“J.P Morgan”) are acting as representatives (in such capacity, the “Representatives”), $575,000,000 aggregate principal amount of its 2.700% Senior Notes due 2024 (the “2024 Notes”), $1,000,000,000 aggregate principal amount of its 3.250% Senior Notes due 2029 (the “2029 Notes”) and $800,000,000 aggregate principal amount of its 4.000% Senior Notes due 2049 (the “2049 Notes” and, together with the 2024 Notes and the 2029 Notes, the “Securities”). The Securities are to be issued pursuant to that certain Indenture, dated May 3, 1996 (the “Base Indenture”), between the Company and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee (the “Trustee”), as supplemented by the officers’ certificates, each dated the Closing Date (as defined below), of Joseph R. Leonti, Vice President, General Counsel and Secretary of the Company and Catherine A. Suever, Executive Vice President – Finance and Administration and Chief Financial Officer of the Company, or such other officers of the Company as appropriate, pursuant to the terms of the Base Indenture (collectively, the “Officers’ Certificates”). The Base Indenture as supplemented by the Officers’ Certificates is collectively referred to herein as the “Indenture.”

The Securities are to be issued in connection with the acquisition of LORD Corporation (“LORD”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated April 26, 2019 among the Company, Erie Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, LORD and Shareholder Representative Services LLC, as shareholders’ representative (the “Acquisition”). Proceeds from the sale of the Securities, together with (i) borrowings under the Company’s existent term loan agreement and (ii) borrowings under the Company’s existent revolver credit facility and/or commercial paper program, will be used to finance the Acquisition (the “Transactions”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as of each of the Execution Time and the Closing Date, that (it being understood that prior to the consummation of the Acquisition, all representations and warranties made with respect to LORD and its subsidiaries, including, but not limited to, financial information related thereto, are made to the knowledge of the Company after due inquiry):

(a) A registration statement on Form S-3 (File No. 333-214864) relating to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 3:30 p.m. (New York City time) on June 5, 2019;

(ii) “Effective Date” means the date and time at which such registration statement became effective in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Securities;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date; and

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, is not on the date hereof and will not be on the Closing Date (as defined herein), an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Company has met all the conditions for incorporation by reference pursuant to the General Instructions to Form S-1.

(c) Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Closing Date.

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(g).

(f) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Pricing Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Issuer Free Writing Prospectus listed in Schedule II hereto prepared, used or referred to by the Company, when considered together with the Pricing Disclosure Package, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Preliminary Prospectus does not contain and the Prospectus, in the form used by the Underwriters to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus listed in Schedule II hereto based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(g).

(g) Except for the Issuer Free Writing Prospectus, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(h) Each Issuer Free Writing Prospectus listed on Schedule II hereto conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) The consolidated historical financial statements (including the related notes and supporting schedules) of the Company set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and fairly present the financial condition of the Company and its subsidiaries, as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as otherwise stated therein). The summary financial data with respect to the Company set forth under the caption “Summary Historical Consolidated Financial and Other Data” in the Pricing Disclosure Package and the Prospectus fairly present, on the basis stated in the Pricing Disclosure Package and the Prospectus, as applicable, the information included or incorporated by reference therein. The historical financial information of LORD included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial condition of LORD and its subsidiaries, as of the dates indicated and the results of operations for the period therein specified in conformity with generally accepted accounting principles in the United States consistently applied (excepted as otherwise stated therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) The forecasted financial data for each of the Company and LORD included or incorporated by reference in the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the forecasted financial data based on the historical financial data and financial and other information that management of the Company had available at such time, the related adjustments give appropriate effect to those assumptions, and the adjustments reflect the proper application of those adjustments to the historical financial statement amounts included or incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(k) The illustrative combined financial data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related adjustments give appropriate effect to those assumptions, and the adjustments reflect the proper application of those adjustments to the historical financial statement amounts and the forecasted financial data as presented in the illustrative combined financial data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(l) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 5(f) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(m) Each of the Company and its subsidiaries has been duly organized and is an existing legal entity in good standing under the laws of its jurisdiction of incorporation or organization, has full power and authority (corporate and other) to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (taken as a whole); and all of the outstanding shares of capital stock or other similar form of equity interests, as the case may be, of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Pricing Disclosure Package and the Prospectus) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

(n) This Underwriting Agreement (“this Agreement”) has been duly authorized, executed and delivered by the Company.

(o) The Merger Agreement has been duly authorized, executed and delivered by the Company and Merger Sub.

(p) The Indenture and the Securities have been duly authorized. The Indenture has been duly qualified under the Trust Indenture Act, executed and delivered and constitutes, and the Securities, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute, valid and legally binding obligations of the Company enforceable in accordance with each of their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities will be in the form contemplated by, and each registered holder thereof, will be entitled to the benefits of the Indenture. Each of the Indenture and the Securities will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(q) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the articles of incorporation or code of regulations of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries (taken as a whole), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws.

(r) Except as contemplated in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries (taken as a whole), and there has not been any material change, on a consolidated basis, in the capital stock, short-term or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries (taken as a whole).

(s) Except as set forth in the Pricing Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Company of its obligations under this Agreement, the Indenture or the Securities.

(t) The statements in the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Underwriting” insofar as they purport to constitute a summary of the terms of the Securities, this Agreement or the Indenture are accurate, complete and fair.

(u) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, have taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries (taken as a whole) and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company or any of its subsidiaries, will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w) (i) None of the Company and its subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, agents, employees, or affiliates of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(y) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(f), 6(c) or 6(d) and any Issuer Free Writing Prospectus set forth on Schedule II hereto.

(aa) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a purchase price of (i) 99.354% of the principal amount thereof plus accrued interest, if any, to the Closing Date, the principal amount of 2024 Notes set forth opposite such Underwriter’s name in Schedule I hereto; (ii) 99.037% of the principal amount thereof plus accrued interest, if any, to the Closing Date, the principal amount of 2029 Notes set forth opposite such Underwriter’s name in Schedule I hereto; and (iii) 97.629% of the principal amount thereof plus accrued interest, if any, to the Closing Date, the principal amount of 2049 Notes set forth opposite such Underwriter’s name in Schedule I hereto. The above purchase prices represent a concession not in excess of 0.600% of the principal amount in the case of the 2024 Notes, 0.650% of the principal amount in the case of the 2029 Notes and 0.875% of the principal amount in the case of the 2049 Notes.

3. Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 14, 2019, or at such other time on the same or such other date, not later than two business days thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor plus accrued interest, if any, to the date of payment and delivery. Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act or any such organization shall have publically announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(iii) the Pricing Disclosure Package and the Prospectus shall not contain an untrue statement of fact which in the opinion of the Underwriters is material, or omit a fact which in the opinion of the Underwriters is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv) except as contemplated in the Pricing Disclosure Package and the Prospectus (a) neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, neither LORD nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business and (b) there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries or, to the knowledge of the Company, LORD and its subsidiaries, or any change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries (taken as a whole) and, to the knowledge of the Company, LORD and its subsidiaries (taken as a whole), that, with respect to each of clauses (a) and (b) of this Section 5(a)(iv), in the judgment of the Representatives, is so materially adverse with respect to the Company and its subsidiaries (taken as a whole), as to make it impracticable or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package and the Prospectus.

(b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by the principal financial or accounting officer of the Company, to the effect set forth in Section 5(a)(ii) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, outside counsel for the Company, dated the Closing Date, substantially in the forms attached hereto as Exhibit A. Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.

(d) The Representatives shall have received on the Closing Date an opinion of the General Counsel of the Company, or other Company counsel acceptable to the Representatives, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(e) The Representatives shall have received on the Closing Date an opinion of Weil, Gotshal & Manges, LLP, counsel for the Representatives, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Pricing Disclosure Package and the Prospectus and other related matters as the Representatives shall reasonably request.

(f) The Representatives shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, confirming that they are an independent public accounting firm with respect to the Company and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not more than three business days prior to the Closing Date.

(g) The Representatives shall have received certificates dated, respectively, the date hereof and the Closing Date, signed by the chief financial officer of the Company, substantially in the form attached hereto as Annex A.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you in New York City, without charge, during the period mentioned in Section 6(d) or (e), as many copies of the Pricing Disclosure Package, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request as soon as reasonably practical, but no later than two business days, after receipt of such request.

(b) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(c) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Preliminary Prospectus Supplement, the Pricing Disclosure Package, the Prospectus, or any document incorporated by reference in the Prospectus as any amendment to any document incorporated by reference in the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object; provided that the Company may file with the Commission information required to be filed by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, upon reasonable notice to the Representatives, irrespective of objections by the Representatives.

(d) To furnish to you a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which you reasonably object.

(e) If the Pricing Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with the Securities Act, the Exchange Act or other applicable law, forthwith to prepare and file, and to furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will comply with such applicable law.

(f) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Exchange Act or other applicable law, forthwith to prepare and file, and to furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with such applicable law.

(g) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.

(h) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(i) To apply the net proceeds from the sale of the Securities being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(j) To file with the Commission such information on Form 10-Q or Form 10-K, as may be required by Rule 463 under the Securities Act.

(k) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that neither the Company nor any of its subsidiaries shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum (which shall not exceed $6,500 in the aggregate), (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them, travel and lodging expenses of the Underwriters and any advertising expenses connected with any offers they may make.

(m) Neither the Company nor any controlled affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(n) During the period of one year after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(o) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

The Company also agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

7. [Reserved]

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, and any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), prepared by or on behalf of, used by, or referred to by the Company, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, which consists solely of the information specified in Section 8(g).

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Company through the Representatives by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus Supplement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus set forth in Schedule II hereto, road show or Marketing Materials, which consists solely of the information specified in Section 8(g).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

(g) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the names of the Underwriters, the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Underwriters that are a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Underwriters that are a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 10:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus, the Pricing Disclosure Package, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile: (646) 834-8133; (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (fax no.: (212) 834-6081); and if to the Company shall be delivered, mailed or sent to 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Treasurer (fax no.: 216-481-4057), with a copy to the General Counsel.

Very truly yours, PARKER-HANNIFIN CORPORATION

By:	/s/ Catherine A. Suever
	Name:	Catherine A. Suever
	Title:	Executive Vice President – Finance & Administration and Chief Financial Officer

Accepted as of the date hereof

Barclays Capital Inc.

J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the

    several Underwriters named in Schedule I hereto.

By:	Barclays Capital Inc.

By:	/s/ Kelly Cheng
	Name:	Kelly Cheng
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

SCHEDULE I

Underwriter	Principal Amount of 2024 Notes to be Purchased
Barclays Capital Inc.	$235,750,000
J.P. Morgan Securities LLC	86,250,000
Wells Fargo Securities, LLC	68,500,000
TD Securities (USA) LLC	36,000,000
HSBC Securities (USA) Inc.	33,500,000
Citigroup Global Markets Inc.	20,125,000
KeyBanc Capital Markets Inc.	20,125,000
Mizuho Securities USA LLC	20,125,000
PNC Capital Markets LLC	20,125,000
Commerz Markets LLC	8,625,000
Loop Capital Markets LLC	8,625,000
MUFG Securities Americas Inc.	8,625,000
Lloyds Securities Inc.	4,313,000
UniCredit Capital Markets LLC	4,312,000
Total	$575,000,000

I

Underwriter	Principal Amount 2029 Notes to be Purchased
Barclays Capital Inc.	$410,000,000
J.P. Morgan Securities LLC	150,000,000
TD Securities (USA) LLC	100,000,000
HSBC Securities (USA) Inc.	70,000,000
Wells Fargo Securities, LLC	70,000,000
Citigroup Global Markets Inc.	35,000,000
KeyBanc Capital Markets Inc.	35,000,000
Mizuho Securities USA LLC	35,000,000
PNC Capital Markets LLC	35,000,000
Commerz Markets LLC	15,000,000
Loop Capital Markets LLC	15,000,000
MUFG Securities Americas Inc.	15,000,000
Lloyds Securities Inc.	7,500,000
UniCredit Capital Markets LLC	7,500,000
Total	$1,000,000,000

I-2

Underwriter	Principal Amount of 2049 Notes to be Purchased
Barclays Capital Inc.	$328,000,000
J.P. Morgan Securities LLC	120,000,000
HSBC Securities (USA) Inc.	80,000,000
TD Securities (USA) LLC	56,000,000
Wells Fargo Securities, LLC	56,000,000
Citigroup Global Markets Inc.	28,000,000
KeyBanc Capital Markets Inc.	28,000,000
Mizuho Securities USA LLC	28,000,000
PNC Capital Markets LLC	28,000,000
Commerz Markets LLC	12,000,000
Loop Capital Markets LLC	12,000,000
MUFG Securities Americas Inc.	12,000,000
Lloyds Securities Inc.	6,000,000
UniCredit Capital Markets LLC	6,000,000
Total	$800,000,000

I-3

SCHEDULE II

ISSUER FREE WRITING PROSPECTUS

1.	Pricing Term Sheet set forth on Schedule III hereto

2.	Electronic road show of the Company dated June 5, 2019

SCHEDULE III

PRICING TERM SHEET

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Dated June 5, 2019

Registration Statement No. 333-214864

Relating to the Preliminary Prospectus Supplement dated June 5, 2019

PARKER-HANNIFIN CORPORATION

$575,000,000 of 2.700% Senior Notes due 2024

$1,000,000,000 of 3.250% Senior Notes due 2029

$800,000,000 of 4.000% Senior Notes due 2049

Issuer:	Parker-Hannifin Corporation

Title of Securities:	2.700% Senior Notes due 2024	3.250% Senior Notes due 2029	4.000% Senior Notes due 2049

Distribution:	SEC Registered

Security Type:	Senior Unsecured

Principal Amount:	$575,000,000	$1,000,000,000	$800,000,000

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Trade Date:	June 5, 2019

Settlement Date†:	June 14, 2019 (T + 7)

Maturity Date:	June 14, 2024	June 14, 2029	June 14, 2049

Price to Public:	99.954% of face amount	99.687% of face amount	98.504% of face amount

Coupon (Interest Rate):	2.700%	3.250%	4.000%

Benchmark Treasury:	2.000% UST due May 31, 2024	2.375% UST due May 15, 2029	3.000% UST due February 15, 2049

Benchmark Treasury Price and Yield:	100-21 1⁄4 / 1.860%	102-09+ / 2.117%	107-14 / 2.637%

Spread to Benchmark Treasury:	+ 85 bps	+ 117 bps	+ 145 bps

Yield to Maturity:	2.710%	3.287%	4.087%

Interest Payment Dates:	Semi-annually on June 14 and December 14 of each year, commencing December 14, 2019

Optional Redemption:

Make-Whole Call:	UST + 15 bps	UST + 20 bps	UST + 25 bps

Par Call:	On or after May 14, 2024 (one month prior to the Maturity Date)	On or after March 14, 2029 (three months prior to the Maturity Date)	On or after December 14, 2048 (six months prior to the Maturity Date)

Special Mandatory Redemption:	If we do not consummate the proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the Merger Agreement is terminated, the 2024 Notes and the 2049 Notes (the “SMR notes”) will be subject to a special mandatory redemption. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the SMR notes, plus accrued and unpaid interest on the SMR notes to, but not including, the special mandatory redemption date.

CUSIP / ISIN:	701094 AM6 / US701094AM61	701094 AN4 / US701094AN45	701094 AP9 / US701094AP92

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC	Barclays Capital Inc. J.P. Morgan Securities LLC TD Securities (USA) LLC	Barclays Capital Inc. J.P. Morgan Securities LLC HSBC Securities (USA) Inc.

Co-Managers:

TD Securities (USA) LLC

HSBC Securities (USA) Inc.

Citigroup Global Markets Inc.

KeyBanc Capital Markets Inc.

Mizuho Securities USA LLC

PNC Capital Markets LLC

Commerz Markets LLC

Loop Capital Markets LLC

MUFG Securities Americas Inc.

Lloyds Securities Inc.

UniCredit Capital Markets LLC

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

KeyBanc Capital Markets Inc.

Mizuho Securities USA LLC

PNC Capital Markets LLC

Commerz Markets LLC

Loop Capital Markets LLC

MUFG Securities Americas Inc.

Lloyds Securities Inc.

UniCredit Capital Markets LLC

TD Securities (USA) LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

KeyBanc Capital Markets Inc.

Mizuho Securities USA LLC

PNC Capital Markets LLC

Commerz Markets LLC

Loop Capital Markets LLC

MUFG Securities Americas Inc.

Lloyds Securities Inc.

UniCredit Capital Markets LLC

This pricing term sheet relates only to the securities described above and should be read in conjunction with the preliminary prospectus supplement dated June 5, 2019 (the “Preliminary Prospectus Supplement”) relating to these securities. The information in this pricing term sheet supplements the Preliminary Prospectus Supplement and updates and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.

† The issuer expects that delivery of the notes will be made to investors on or about June 14, 2019 which will be the seventh business day following the date of this pricing term sheet (such settlement being referred to as “T + 7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before the date of delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T + 7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement Purchasers of the notes who wish to trade the notes prior to the second business day before the date of delivery of the notes should consult their advisors.

The issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, J.P. Morgan Securities LLC collect at 1-212-834-4533, HSBC Securities (USA) Inc. toll-free at 1-800-811-8049, TD Securities (USA) LLC toll-free at 1-855-495-9846 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

[FORM OF CRAVATH OPINION]

[See Attached]

EXHIBIT B

[FORM OF GC OPINION]

[See Attached]

ANNEX A

[FORM OF CFO CERTIFICATE]

[See Attached]